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Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement of our report, dated January 30, 1998, relating to the financial statements of Unity Holdings, Inc. (a development stage company) and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                                  MAULDIN & JENKINS, LLC


                                                  /s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
February 6, 1998